EXHIBIT 23.3

Consent of Expert

We consent to the use of and reference to our name in the Annual Report on Form 10-K of United Fire & Casualty Company (“United Fire”) for the year ended December 31, 2011 in Item 1. “Business” under the heading “Reserves” under the heading “Property and Casualty Insurance Segment,” in Item 1A. “Risk Factors,” and Item 7 “Management's Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Critical Accounting Estimates” under the headings “IBNR Reserves” and “Independent Actuary” under “Loss and Loss Settlement Expenses - Property and Casualty Insurance Segment.” We also consent to the incorporation by reference of such use and reference into the Registration Statements of United Fire described in the following table:

Registration Statement
Form	Number	Purpose

S-8	333-42895	Pertaining to United Fire's employee stock purchase plan
S-8	333-63103	Pertaining to United Fire's nonqualified employee stock option plan
S-8	333-107041	Pertaining to the United Fire Group 401(k) plan
S-8	333-129923	Pertaining to United Fire's non-qualified non-employee director stock option and restricted stock plan
S-8	333-151074	Pertaining to United Fire's 2008 Stock Plan

March 15, 2012	/s/ Steven J. Regnier
Regnier Consulting Group, Inc.
Steven J. Regnier, President